UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 14, 2005
MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12367 (Commission File Number)	22-2906244 (I.R.S. Employer Identification Number)

2704 West Roscoe Street, Chicago, Illinois (Address of Principal Executive Offices)	60618 (Zip Code)
Registrant’s telephone number, including area code: (773) 961-2222
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events
     On September 14, 2005, Midway Games Inc. (“Midway”) issued a press release relating to the pricing of a private offering (“Private Offering”) of $65 million aggregate principal amount of its 6% Convertible Senior Notes due 2025 (the “Notes”). A copy of the press release is attached to this report as Exhibit 99.1. Exhibit 99.1 is incorporated herein by this reference.
     On September 15, 2005, Midway issued a press release announcing that the initial purchasers of the Private Offering had exercised in full their option to purchase an additional $10 million of the Notes. A copy of the press release is attached to this report as Exhibit 99.2. Exhibit 99.2 is incorporated herein by this reference.
     The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the Notes. The Notes to be offered will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
Item 9.01      Financial Statements and Exhibits.
(c)      Exhibits

Exhibit No.	Description

99.1	Press Release of Midway Games Inc. dated September 14, 2005.

99.2	Press Release of Midway Games Inc. dated September 15, 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
September 15, 2005	By:	/s/ David F. Zucker
David F. Zucker
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Midway Games Inc. dated September 14, 2005.

99.2	Press Release of Midway Games Inc. dated September 15, 2005.